Exhibit 10.5
Amendment to Employment Agreement
This Amendment to Employment Agreement (this “Amendment”) is made as of June 30, 2020 by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and Michael Winterscheidt (“Executive”).
WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated as of February 25, 2019, which was then amended as of March 27, 2020 (as amended, the “Agreement”); and
WHEREAS, the amendment to the Employment Agreement dated as of March 27, 2020 decreased Executive’s annual base salary by twenty percent (20%), from four hundred and seventy-five thousand U.S. dollars ($475,000) per annum to three hundred and eighty thousand U.S. dollars ($380,000) per annum, for the period from April 5, 2020 through June 30, 2020;
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Decrease in Base Salary. The Agreement is hereby amended by adding the following sentence to the end of Section 3(a):
“Effective as of July 1, 2020, Executive’s base salary is decreased by twenty percent (20%), from four hundred and seventy-five thousand U.S. dollars ($475,000) per annum to three hundred and eighty thousand U.S. dollars ($380,000) per annum. This decrease in base salary shall be effective until and through July 31, 2020.”
2. The Company and Executive further expressly agree that by signing this Amendment, Executive waives the right to assert, until and through July 31, 2020, that the decrease in base salary set forth in Section 1 of this Amendment constitutes “Good Reason,” as that phrase is defined in Section 4(e) of the Agreement. For the avoidance of doubt, nothing in this Amendment amends the Agreement for any period of time after July 31, 2020.
3. Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.
        4. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of June 30, 2020.
SCIENTIFIC GAMES CORPORATION

By: /s/ James Sottile___________________

Name: James Sottile
Title: Executive Vice President and Chief Legal Officer

/s/ Michael Winterscheidt___________________
Michael Winterscheidt
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